Exhibit 23.03

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-222267 of NBHSA Inc. on Form S-4 of our report dated March 31, 2017, relating to the financial statements of The Lion Fund II, L.P. appearing in the Annual Report on Form 10-K/A of Biglari Holdings Inc. for the year ended December 31, 2016, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana

February 2, 2018